Exhibit 12

                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                     MERCURY INTERNET STRATEGIES FUND, INC.

     Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Mercury Internet Strategies Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

          Number of          Number of           Number of          Number of
       Class I Shares     Class A Shares      Class B Shares      Class C Shares
       --------------     --------------      --------------      --------------
            2,500              2,500               2,500               2,500

                                             FUND ASSET MANAGEMENT, L.P.

                                             By: /s/ Terry K. Glenn
                                                 ------------------
                                                 Authorized Officer

Dated March 14, 2000